Exhibit 3c

       Certificate of Amendment to Articles of Incorporation
                  For Nevada Profit Corporations
        (Pursuant to NRS 78.380- Before Issuance of Stock)
                       -Remit in Duplicate -


1. Name of corporation:  BigEquip.net (C3974-2000)


2. The articles have been amended as follows (provide article numbers, if available):



             ARTICLE 1 is amended to read as follows:

     1.   NAME           Big Equipment Services, Inc.



3. The undersigned declare that they constitute at least two-thirds of the incorporators (check)__________ or of the board of directors (check)_____X_____.


4. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.


5. Signatures:


/s/ Frank Iannuzzi                    /s/ Garth Rolfe
-------------------                   -------------------
Frank Iannuzzi                        Garth Rolfe





IMPORTANT:     Failure to include any of the above information and
remit the proper fees may cause this filing to be rejected.









Nevada Secretary of Slate Form 78.380 PROFIT AMEND199901 Revised on 07/21/01


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